UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Cardiff Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2026, Dr. Roger Sidhu, Chief Medical Officer of Cardiff Oncology, Inc. (the “Company”) separated from the Company in connection with a mutually agreed upon transition.

On October 23, 2026, the Company entered into an amended and restated consulting agreement with Leila Alland Md Consultancy LLC (the “Agreement”) pursuant to which Dr. Leila Alland will serve as interim Chief Medical Officer of the Company. The Agreement shall commence on October 23, 2026 and remain in effect until the earlier of (a) April 22, 2027 or (b) the date on which all services have been completed. Thereafter, the Agreement may be extended by mutual agreement. Dr. Alland will be paid a monthly fee of $35,000 and will devote up to fifty percent (50%) of her professional time as Chief Medical Officer.

Dr. Alland has served as Chief Medical Officer at several clinical-stage biotechnology companies, including PMV Pharma, a precision oncology company focused on p53; Affimed, an immuno-oncology company; and Tarveda Therapeutics, a company developing targeted drug conjugates. Previously, she held leadership positions at AstraZeneca, Bristol Myers Squibb, Novartis and Schering-Plough, where she contributed to the development and approvals of oncology therapies including Tagrisso®, Opdivo®, Tasigna® and Caelyx®. Dr. Alland currently serves on the Board of Directors of Abeona Therapeutics.

Dr. Alland received her medical degree from New York University and her bachelor’s degree from the University of Pennsylvania. She completed her pediatric training at The Children’s Hospital of Philadelphia and her hematology/oncology training at Memorial Sloan Kettering Cancer Center. She previously served on the faculty of Albert Einstein College of Medicine, where she cared for children with cancer and conducted research focused on oncoproteins and epigenetics.

Opdivo® is a registered trademark Bristol-Myers Squibb Company. Tagrisso® is a registered trademark of AstraZeneca PLC. Tasigna® is a registered trademark of Novartis AG. Caelyx® is registered trademarks of Johnson & Johnson.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2026, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective on filing. The Certificate of Amendment increased the authorized number of shares of common stock of the Company to 300,000,000. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing the resignation of Dr. Sidhu as Chief Medical Officer and the appointment of Dr. Alland as interim Chief Medical Officer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Cardiff Oncology, Inc.
99.1	Press Release of Cardiff Oncology, Inc. dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2026

CARDIFF ONCOLOGY, INC.

By:	/s/ Mani Mohindru
Mani Mohindru
Chief Executive Officer

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